Exhibit 99.1 Press Release
Penske Automotive Group, Inc., 2555 Telegraph Rd. Bloomfield Hills, MI 48302

FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE GROUP INCREASES DIVIDEND

BLOOMFIELD HILLS, MI, October 20, 2021 – Penske Automotive Group, Inc. (NYSE: PAG), a diversified international transportation services company and one of the world’s premier automotive and commercial truck retailers, today announced that its Board of Directors has increased the Company’s dividend by 2.2% to $0.46 per share. “The increase in the dividend reflects our Board of Directors’ confidence in our diversified business model and our strong cash flow,” said Penske Automotive Group President, Robert H. Kurnick.

The dividend is payable December 1, 2021, to shareholders of record on November 10, 2021.

About Penske Automotive

Penske Automotive Group, Inc., (NYSE:PAG) headquartered in Bloomfield Hills, Michigan, is a diversified international transportation services company and one of the world’s premier automotive and commercial truck retailers. PAG operates dealerships principally in the United States, the United Kingdom, Germany, Italy, and Japan and is one of the largest retailers of commercial trucks in North America for Freightliner. PAG also distributes and retails commercial vehicles, diesel and gas engines, power systems and related parts and services principally in Australia and New Zealand. Additionally, PAG owns 28.9% of Penske Transportation Solutions, a business that manages a fleet of over 350,000 vehicles providing innovative transportation, supply chain and technology solutions to North American fleets. PAG is a member of the Fortune 500, Russell 1000, and Russell 3000 indexes, and is ranked among the World’s Most Admired Companies by Fortune Magazine. For additional information, visit the company’s website at www.penskeautomotive.com.

Caution Concerning Forward Looking Statements

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s financial performance. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others, the duration, severity and resolution of the COVID-19 pandemic, government mandated restrictions on our business in light of COVID-19 or otherwise, economic conditions generally, conditions in the credit markets, changes in interest rates and foreign currency exchange rates, changes in tariff rates, new rules in place after the recent Brexit accord between the European Union and the U.K. could slow parts originating in the U.K. or Europe for distribution to our dealerships, adverse conditions affecting a particular manufacturer, including the adverse impact to the vehicle and parts supply chain due to limited vehicle availability due to the COVID-19 pandemic, the shortage of automotive semiconductor chips or other components, natural disasters, recall or other disruptions that interrupt the supply of vehicles or parts to us, changes in consumer credit availability, the outcome of legal and administrative matters, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive Group’s business, markets, conditions, and other uncertainties, which could affect Penske Automotive Group’s future performance. These risks and uncertainties are addressed in Penske Automotive Group’s Form 10-K for the year ended December 31, 2020, and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive Group disclaims any duty to update the information herein.

Inquiries should contact:

Shelley Hulgrave	Anthony R. Pordon
Executive Vice President and	Executive Vice President Investor Relations
Chief Financial Officer	and Corporate Development
Penske Automotive Group, Inc.	Penske Automotive Group, Inc.
248-648-2812	248-648-2540
shulgrave@penskeautomotive.com	tpordon@penskeautomotive.com

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